Exhibit 99.1
SUPERVALU Reports Second Quarter Fiscal 2018 Results

•	Consolidated net sales increased by $995 million, or 35%, over last year’s second quarter

•	Wholesale net sales increased by over $1 billion, or 58%, over last year’s second quarter, including 11 weeks of Unified Grocers results that contributed approximately $790 million to net sales

•	Second quarter net loss from continuing operations of $25 million; Adjusted EBITDA of $111 million

MINNEAPOLIS - (BUSINESS WIRE) - October 18, 2017--SUPERVALU INC. (NYSE: SVU) today reported second quarter fiscal 2018 consolidated net sales of $3.80 billion and a net loss from continuing operations of $25 million which included a $27 million after-tax asset impairment charge and $16 million of after-tax merger and integration costs. When adjusted for these items, second quarter fiscal 2018 net earnings from continuing operations were $18 million, or $0.46 per diluted share.
Net earnings from continuing operations for last year’s second quarter were $12 million which included a net $3 million after-tax gain, comprised of a fee received from a supply agreement termination, partially offset by store closure charges and costs. When adjusted for these items, second quarter fiscal 2017 net earnings from continuing operations were $9 million, or $0.21 per diluted share. See tables 1-7 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.

“We continue to make tremendous strides in driving our strategy, evidenced by another quarter of strong growth from our core Wholesale business which now represents over seventy percent of net sales,” said SUPERVALU President and CEO Mark Gross. “Additionally, our results now include the benefit of Unified Grocers, where I'm pleased that the transition is going well. We have a lot to be excited about as we turn our focus toward the back half of our fiscal year.”
Second Quarter Results – Continuing Operations
Second quarter net sales were $3.80 billion compared to $2.81 billion last year, an increase of $995 million or 35 percent. Total net sales within the Wholesale segment increased 58 percent. Retail identical store sales were negative 3.5 percent. Fees earned under services agreements in the second quarter were $40 million compared to $41 million last year.
Gross profit for the second quarter was $428 million, or 11.3 percent of net sales. Last year’s second quarter gross profit was $396 million, or 14.1 percent of net sales, and included $1 million of store closure charges and costs. The gross profit rate decrease compared to last year is primarily due to the change in business segment mix, with Wholesale representing a larger portion of total sales and gross profit.
Selling and administrative expenses in the second quarter were $435 million, and included an asset impairment charge of $42 million and merger and integration costs of $23 million. When adjusted for these items, selling and administrative expenses were $370 million, or 9.7 percent of net sales. Selling and administrative expenses in last year’s second quarter were $338 million, and included a $9 million fee received from a supply agreement termination partially offset by $3 million of store closure charges and costs. When adjusted for these items, last year’s selling and administrative expenses were $344 million, or 12.2 percent of net sales. The decrease in the adjusted selling and administrative expense rate compared to last year was primarily driven by the change in business mix, with Wholesale representing a larger portion of total sales and selling and administrative expenses, and higher pension income.
Net interest expense for the second quarter was $31 million compared to $41 million in last year's second quarter. The decrease in interest expense was driven by lower average outstanding debt balances.
Income tax benefit was $13 million, or 32.6 percent of pre-tax earnings, for the second quarter, compared to income tax expense of $6 million, or 33.2 percent of pre-tax earnings, in last year’s second quarter.
Wholesale
Second quarter Wholesale net sales were $2.74 billion, compared to $1.73 billion last year, an increase of 58 percent. The net sales increase is primarily due to sales from the acquired Unified Grocers business, sales to new customers and increased sales to new stores operated by existing customers, partially offset by stores no longer being supplied by Supervalu and lower military sales.
Wholesale operating earnings in the second quarter were $61 million, or 2.2 percent of net sales. Last year’s second quarter Wholesale operating earnings were $58 million, and included a fee received from a supply agreement termination of $9 million. When adjusted for this item, last year's second quarter Wholesale operating earnings were $49 million, or 2.8 percent of net sales. The decrease in adjusted Wholesale operating earnings, as a percent of net sales, was driven by lower operating earnings, as a percent of net sales, from the acquired Unified Grocers business.

Retail
Second quarter Retail net sales were $1.02 billion, compared to $1.03 billion last year, a decrease of 1.1 percent. The net sales decrease reflects identical store sales of negative 3.5 percent and closed stores, partially offset by sales from acquired and new stores.
Retail operating loss in the second quarter was $58 million, and included a $42 million asset impairment charge. When adjusted for this item, Retail operating loss in the second quarter was $16 million, or negative 1.5 percent of net sales. Last year’s second quarter Retail operating loss was $12 million, and included $4 million of store closure charges and costs. When adjusted for this item, last year's second quarter Retail operating loss was $8 million, or 0.8 percent of net sales. The decrease in adjusted Retail operating earnings was driven by the impact of lower gross margins from higher promotional activities and net decreased sales.
Corporate
Second quarter fees earned under services agreements were $40 million compared to $41 million last year.
Net Corporate operating loss in the second quarter was $10 million, and included $23 million of merger and integration costs. When adjusted for this item, net Corporate operating earnings were $13 million. Last year’s second quarter net Corporate operating earnings were $12 million.
Cash Flows – Continuing Operations
Fiscal 2018 year-to-date net cash flows provided by operating activities of continuing operations were $116 million compared to $208 million last year, primarily due to cash utilized for working capital and other assets and liabilities to support higher Wholesale sales volumes and lower cash generated from earnings. Fiscal 2018 year-to-date net cash flows used in investing activities of continuing operations were $216 million compared to $69 million last year, primarily due to the acquisition of the Unified Grocers business and a distribution center. Fiscal 2018 year-to-date net cash flows provided by financing activities of continuing operations were $30 million compared to net cash flows used in financing activities of continuing operations of $165 million last year, primarily reflecting borrowings to finance the acquisition of Unified Grocers this year compared to debt payments last year.
Fiscal 2018 Outlook
Supervalu currently expects net earnings from continuing operations to be in the range of $31 million to $50 million. Adjusted EBITDA, including the contribution from Unified Grocers, is expected to be in the range of $475 million to $495 million. A reconciliation of projected net earnings from continuing operations to projected Adjusted EBITDA, and certain factors affecting the range of expected earnings, is presented in table 7.
Conference Call
A conference call to review the second quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay, go to the "Investors" link and click on "Presentations and Webcasts."
About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $16 billion. SUPERVALU serves customers across the United States through a network of 3,337 stores composed of 3,120 wholesale primary stores operated by customers serviced by SUPERVALU’s food distribution business and 217 traditional retail grocery stores operated under five retail banners in six geographic regions (store counts as of September 9, 2017). Headquartered in Minnesota, SUPERVALU has approximately 31,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information, the matters set forth in this news release and related conference call, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “intends,” “outlook” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute operations and initiatives, ability to realize benefits from acquisitions and dispositions, ability to grow sales, reliance on the wholesale customers' performance, failure to perform services, wind down of Supervalu’s relationships with Albertson’s LLC and New Albertson’s, Inc., ability to maintain or increase margins or identical store sales, restrictive covenants from indebtedness, labor relations issues, escalating costs of providing employee benefits, intrusions to and disruption of information technology systems, changes in military business, adequacy of insurance, asset impairment charges, fluctuations in our common stock price, impact of economic conditions, commodity pricing, severe weather, disruption to supply chain and distribution network, governmental regulation, food and drug safety issues, legal proceedings, pharmacy reimbursement and health care financing, intellectual property protection, and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data)

	Second Quarter Ended				Year-To-Date Ended
	September 9, 2017 (12 weeks)		September 10, 2016 (12 weeks)		September 9, 2017 (28 weeks)		September 10, 2016 (28 weeks)
Net sales	$3,800	100.0%	$2,805	100.0%	$7,804	100.0%	$6,570	100.0%
Cost of sales	3,372	88.7	2,409	85.9	6,825	87.5	5,625	85.6
Gross profit(1)	428	11.3	396	14.1	979	12.5	945	14.4
Selling and administrative expenses(1)	435	11.4	338	12.0	919	11.8	798	12.2
Operating (loss) earnings	(7)	(0.2)	58	2.1	60	0.8	147	2.2
Interest expense, net(1)	31	0.8	41	1.5	74	0.9	101	1.5
Equity in earnings of unconsolidated affiliates	—	—	(1)	—	(2)	—	(2)	—
(Loss) earnings from continuing operations before income taxes(1)	(38)	(1.0)	18	0.6	(12)	(0.1)	48	0.7
Income tax (benefit) provision(1)	(13)	(0.3)	6	0.2	1	—	16	0.2
Net (loss) earnings from continuing operations(1)(2)	(25)	(0.7)	12	0.4	(13)	(0.2)	32	0.5
Income from discontinued operations, net of tax(2)	—	—	20	0.7	—	—	47	0.7
Net (loss) earnings including noncontrolling interests	(25)	(0.7)	32	1.1	(13)	(0.2)	79	1.2
Less net earnings attributable to noncontrolling interests	—	—	(1)	—	(1)	—	(2)	—
Net (loss) earnings attributable to SUPERVALU INC.	$(25)	(0.7)%	$31	1.1%	$(14)	(0.2)%	$77	1.2%

Basic net (loss) earnings per share attributable to SUPERVALU INC.:(3)
Continuing operations	$(0.65)		$0.30		$(0.35)		$0.79
Discontinued operations	$—		$0.52		$(0.01)		$1.24
Basic net (loss) earnings per share	$(0.65)		$0.82		$(0.36)		$2.04
Diluted net (loss) earnings per share attributable to SUPERVALU INC.:(3)
Continuing operations(1)	$(0.65)		$0.29		$(0.35)		$0.79
Discontinued operations	$—		$0.52		$(0.01)		$1.23
Diluted net (loss) earnings per share	$(0.65)		$0.81		$(0.36)		$2.02
Weighted average number of shares outstanding:(3)
Basic	38		38		38		38
Diluted	38		38		38		38

(1)
Results from continuing operations for the second quarter ended September 9, 2017 include net charges and costs of $65 before tax ($43 after tax, or $1.11 per diluted share), comprised of an asset impairment charge of $42 before tax ($27 after tax, or $0.71 per diluted share) and merger and integration costs of $23 before tax ($16 after tax, or $0.40 per diluted share) within Selling and administrative expenses.

Results from continuing operations for the second quarter ended September 10, 2016 include a net gain of $5 before tax ($3 after tax, or $0.08 per diluted share), comprised of a supply agreement termination fee of $9 before tax ($6 after tax, or $0.14 per diluted share) within selling and administrative expenses offset by store closure charges and costs of $3 before tax ($3 after tax, or $0.06 per diluted share) within Selling and administrative expenses and store closure charges and costs of $1 before tax ($0 after tax, or $0.00 per diluted share) within Gross profit.
Results from continuing operations for the year-to-date ended September 9, 2017 include net charges and costs of $83 before tax ($55 after tax, or $1.42 per diluted share), comprised of an asset impairment charge of $42 before tax ($27 after tax, or $0.71 per diluted share), merger and integration costs of $27 before tax ($19 after tax, or $0.48 per diluted share), a legal reserve charge of $9 before tax ($6 after tax, or $0.15 per diluted share) and severance costs of $3 before tax ($1 after tax, or $0.04 per diluted share), offset in part by a gain on sale of property of $2 before tax ($1 after tax, or $0.04 per diluted share) and a benefit from a store closure of $1 before tax ($0 after tax, or $0.01 per diluted share) within Selling and administrative expenses, and unamortized financing charges of $3 before tax ($2 after tax, or $0.06 per diluted share) and debt refinancing costs of $2 before tax ($1 after tax, or $0.03 per diluted share) within Interest expense, net.
Results from continuing operations for the year-to-date ended September 10, 2016 include a net gain of $1 before tax ($1 after tax, or $0.02 per diluted share), comprised of a supply agreement termination fee of $9 before tax ($6 after tax, or $0.14 per diluted share), sales and use tax refund of $2 before tax ($1 after tax, or $0.04 per diluted share) and a severance benefit of $1 before tax ($1 after tax, or $0.01 per diluted share) within Selling and administrative expenses, offset in part by store closure charges and costs of $3 before tax ($3 after tax, or $0.06 per diluted share) within Selling and administrative expenses, unamortized financing charges of $5 before tax ($3 after tax, or $0.09 per diluted share) and debt refinancing costs of $2 before tax ($1 after tax, or $0.02 per diluted share) within Interest expense, net, and store closure charges and costs of $1 before tax ($0 after tax, or $0.00 per diluted share) within Gross profit.

(2)
The results of operations, financial position and cash flows of Save-A-Lot are reported as discontinued operations for all periods presented. Accordingly, Supervalu’s consolidated financial statements have been recast from their previous presentation. The results of Save-A-Lot for the comparative quarterly periods are disclosed within Note 14—Discontinued Operations within the Condensed Consolidated Financial Statements in Supervalu's Quarterly Report on Form 10-Q for the first quarter of fiscal 2018.

In recasting the results for the selected quarterly financial data disclosure in Supervalu’s Annual Report on Form 10-K for the fiscal year ended February 25, 2017, Supervalu supplementally disclosed a previously unreported quarterly measure of net earnings from continuing operations within the Unaudited Quarterly Financial Information. This disclosure contained an inadvertent presentation error for the first and second quarters of fiscal 2017. For the first quarter of fiscal 2017, tax expense of $17 was not allocated from continuing operations to discontinued operations, resulting in an understatement of Net earnings from continuing operations of $17 (such that Net earnings from continuing operations should have been $20 instead of $3 for the first quarter of fiscal 2017). The error had an offsetting impact to the second quarter of fiscal 2017, resulting in an overstatement of Net earnings from continuing operations of $17 in that quarter (such that Net earnings from continuing operations should have been $12 instead of $29 for the second quarter of fiscal 2017). There was no impact to total Net earnings attributable to SUPERVALU INC. within the Unaudited Quarterly Financial Information and no impact to any amounts previously reported on Quarterly Reports on Form 10-Q. There was no impact to any annual amounts previously presented. Supervalu has corrected for the presentation error in the amounts included within the Condensed Consolidated Statements of Operations for the first and second quarters of fiscal 2017.

(3)
On July 19, 2017, Supervalu held its annual meeting of stockholders, at which stockholders authorized the Board of Directors to effect a reverse stock split. Also on July 19, 2017 following the stockholder meeting, the Board of Directors approved a 1-for-7 reverse stock split of Supervalu’s common stock. Supervalu’s common stock began trading on a split-adjusted basis when the market opened on August 2, 2017. The weighted average number of shares and net earnings per share have been recast to give effect to the 1-for-7 reverse stock split.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions, except par value data)

	September 9, 2017	February 25, 2017
ASSETS
Current assets
Cash and cash equivalents	$209	$332
Receivables, net	598	386
Inventories, net	1,057	764
Other current assets	140	59
Total current assets	2,004	1,541
Property, plant and equipment, net	1,246	1,004
Goodwill	740	710
Intangible assets, net	86	39
Deferred tax assets	157	165
Other assets	162	121
Total assets	$4,395	$3,580
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,252	$881
Accrued vacation, compensation and benefits	222	150
Current maturities of long-term debt and capital lease obligations	34	26
Other current liabilities	149	172
Total current liabilities	1,657	1,229
Long-term debt	1,601	1,263
Long-term capital lease obligations	174	186
Pension and other postretirement benefit obligations	396	322
Long-term tax liabilities	64	63
Other long-term liabilities	130	134
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 57 shares authorized; 38 and 38 shares issued, respectively	—	—
Capital in excess of par value	2,840	2,831
Treasury stock, at cost, 0 and 0 shares, respectively	(3)	(2)
Accumulated other comprehensive loss	(278)	(278)
Accumulated deficit	(2,189)	(2,175)
Total SUPERVALU INC. stockholders’ equity	370	376
Noncontrolling interests	3	7
Total stockholders’ equity	373	383
Total liabilities and stockholders’ equity	$4,395	$3,580

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	September 9, 2017 (28 weeks)	September 10, 2016 (28 weeks)
Cash flows from operating activities
Net (loss) earnings including noncontrolling interests	$(13)	$79
Income from discontinued operations, net of tax	—	49
Net (loss) earnings from continuing operations	(13)	30
Adjustments to reconcile Net (loss) earnings from continuing operations to Net cash provided by operating activities – continuing operations:
Asset impairment and other charges	40	1
Loss on debt extinguishment	5	7
Net gain on sale of assets and exits of surplus leases	(2)	—
Depreciation and amortization	112	111
LIFO charge	3	2
Deferred income taxes	6	21
Stock-based compensation	11	8
Net pension and other postretirement benefit income	(29)	(13)
Contributions to pension and other postretirement benefit plans	(1)	(2)
Other adjustments	7	8
Changes in operating assets and liabilities, net of effects from business acquisitions	(23)	35
Net cash provided by operating activities – continuing operations	116	208
Net cash (used in) provided by operating activities – discontinued operations	(56)	72
Net cash (used in) provided by operating activities	60	280
Cash flows from investing activities
Proceeds from sale of assets	4	1
Purchases of property, plant and equipment	(117)	(67)
Payments for business acquisitions	(105)	(3)
Other	2	—
Net cash used in investing activities – continuing operations	(216)	(69)
Net cash provided by (used in) investing activities – discontinued operations	3	(46)
Net cash used in investing activities	(213)	(115)
Cash flows from financing activities
Proceeds from revolving credit facility	80	1,669
Payments on revolving credit facility	(80)	(1,707)
Proceeds from issuance of debt	875	—
Payments of debt and capital lease obligations	(825)	(115)
Payments for shares traded for taxes	(3)	(2)
Payments for debt financing costs	(9)	(5)
Distributions to noncontrolling interests	(3)	(5)
Other	(5)	—
Net cash provided by (used in) financing activities	30	(165)
Net (decrease) increase in cash and cash equivalents	(123)	—
Cash and cash equivalents at beginning of period	332	57
Cash and cash equivalents at the end of period	$209	$57
Less cash and cash equivalents of discontinued operations at end of period	—	(17)
Cash and cash equivalents of continuing operations at end of period	$209	$40
SUPPLEMENTAL CASH FLOW INFORMATION
Non-cash investing and financing activities were as follows:
Purchases of property, plant and equipment included in Accounts payable	$21	$21
Capital lease asset additions	$1	$7
Interest and income taxes paid:
Interest paid, net of amounts capitalized	$63	$79
Income taxes paid, net	$48	$6

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)
Net Sales by Segment

	Second Quarter Ended		Year-To-Date Ended
(In millions)	September 9, 2017 (12 weeks)	September 10, 2016 (12 weeks)	September 9, 2017 (28 weeks)	September 10, 2016 (28 weeks)
Wholesale	$2,738	$1,731	$5,294	$4,006
Retail	1,022	1,033	2,415	2,464
Corporate	40	41	95	100
Total net sales	$3,800	$2,805	$7,804	$6,570
Non-GAAP Financial Measures
SUPERVALU INC.’s (“Supervalu”) condensed consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles (“GAAP”). The measures and items identified below, and the adjusted Selling and administrative expenses, are provided as a supplement to our condensed consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures exclude certain items that are recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. Supervalu utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with Supervalu’s financial results reported in accordance with GAAP, as reported in Supervalu’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 25, 2017.

RECONCILIATIONS OF (LOSS) EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	Second Quarter Ended September 9, 2017
(In millions, except per share data)	(Loss) Earnings Before Tax	(Loss) Earnings After Tax	Diluted (Loss) Earnings Per Share
Continuing operations	$(38)	$(25)	$(0.65)
Adjustments:
Asset impairment charge	42	27	0.71
Merger and integration costs	23	16	0.40
Continuing operations after adjustments	$27	$18	$0.46

Table 2
	Year-To-Date Ended September 9, 2017
(In millions, except per share data)	(Loss) Earnings Before Tax	(Loss) Earnings After Tax	Diluted (Loss) Earnings Per Share
Continuing operations	$(12)	$(13)	$(0.35)
Adjustments:
Asset impairment charge	42	27	0.71
Merger and integration costs	27	19	0.48
Legal reserve charge	9	6	0.15
Unamortized financing charges	3	2	0.06
Severance costs	3	1	0.04
Debt refinancing costs	2	1	0.03
Store closure charges and costs	(1)	—	(0.01)
Gain on sale of property	(2)	(1)	(0.04)
Continuing operations after adjustments	$71	$42	$1.07

Table 3
	Second Quarter Ended September 10, 2016
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$18	$12	$0.29
Adjustments:
Store closure charges and costs	4	3	0.06
Supply agreement termination fee	(9)	(6)	(0.14)
Continuing operations after adjustments	$13	$9	$0.21

Table 4
	Year-To-Date Ended September 10, 2016
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$48	$32	$0.79
Adjustments:
Unamortized financing charges	5	3	0.09
Store closure charges and costs	4	3	0.06
Debt refinancing costs	2	1	0.02
Supply agreement termination fee	(9)	(6)	(0.14)
Sales and use tax refund	(2)	(1)	(0.04)
Severance benefit	(1)	(1)	(0.01)
Continuing operations after adjustments	$47	$31	$0.77

RECONCILIATIONS OF NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

Table 5
	Second Quarter Ended		Year-To-Date Ended
(In millions)	September 9, 2017 (12 weeks)	September 10, 2016 (12 weeks)	September 9, 2017 (28 weeks)	September 10, 2016 (28 weeks)
Results of operations, as reported
Net (loss) earnings from continuing operations	$(25)	$12	$(13)	$32
Income tax (benefit) provision	(13)	6	1	16
Equity in earnings of unconsolidated affiliates	—	(1)	(2)	(2)
Interest expense, net	31	41	74	101
Total operating (loss) earnings	$(7)	$58	$60	$147
Add Equity in earnings of unconsolidated affiliates	—	1	2	2
Less net earnings attributable to noncontrolling interests	—	(1)	(1)	(2)
Depreciation and amortization	52	47	112	111
LIFO charge	1	—	3	2
Asset impairment charge	42	—	42	—
Merger and integration costs	23	—	27	—
Legal reserve charge	—	—	9	—
Store closure charges and costs	—	4	(1)	4
Severance costs (benefit)	—	—	3	(1)
Gain on sale of property	—	—	(2)	—
Sales and use tax refund	—	—	—	(2)
Supply agreement termination fee	—	(9)	—	(9)
Adjusted EBITDA(1)	$111	$100	$254	$252
Pro forma adjustments:
Net sales(2)	—	9	—	24
Cost of sales(3)	—	(2)	—	(8)
Total pro forma adjustments	—	7	—	16
Pro forma adjusted EBITDA	$111	$107	$254	$268

(1)
Supervalu's measure of adjusted EBITDA includes operating earnings, as reported, plus depreciation and amortization, LIFO charge, equity earnings of unconsolidated affiliates and certain adjustment items as determined by management, and less net earnings attributable to noncontrolling interests.

(2)
This adjustment reflects (1) the fees that Supervalu expects to recognize in connection with performing services for Save-A-Lot under the services agreement entered into with Save-A-Lot on December 5, 2016 (the "Services Agreement") and (2) Wholesale distribution sales to Save-A-Lot pursuant to a customer agreement between Supervalu and Save-A-Lot that had historically been intercompany sales. Actual Services Agreement fees are subject to adjustments pursuant to the terms of the Services Agreement including for changes in service levels. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

(3)
This adjustment reflects the Cost of sales related to Wholesale’s distribution to Save-A-Lot, which was previously eliminated on an intercompany basis. No adjustment for expenses related to the Services Agreement has been included within Cost of sales because the shared service center costs incurred to support back office functions related to the Services Agreement represent administrative overhead costs that have been included within Selling and administrative expenses within Supervalu’s historical consolidated financial statements. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

RECONCILIATION OF NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS TO TOTAL AND SEGMENT OPERATING (LOSS) EARNINGS, TO SUPPLEMENTALLY PROVIDED TOTAL AND SEGMENT ADJUSTED EBITDA

Table 6
	Second Quarter Ended		Year-To-Date Ended
(In millions)	September 9, 2017 (12 weeks)	September 10, 2016 (12 weeks)	September 9, 2017 (28 weeks)	September 10, 2016 (28 weeks)
Reconciliation of net (loss) earnings from continuing operations to operating earnings, as reported:
Net (loss) earnings from continuing operations	$(25)	$12	$(13)	$32
Income tax (benefit) provision	(13)	6	1	16
Equity in earnings of unconsolidated affiliates	—	(1)	(2)	(2)
Interest expense, net	31	41	74	101
Total operating (loss) earnings	$(7)	$58	$60	$147
Reconciliation of segment operating earnings to total operating earnings, as reported:
Wholesale operating earnings	$61	$58	$123	$122
Retail operating loss	(58)	(12)	(62)	(4)
Corporate operating (loss) earnings	(10)	12	(1)	29
Total operating (loss) earnings	$(7)	$58	$60	$147
Reconciliation of segment operating earnings, as reported, to segment Adjusted EBITDA:
Wholesale operating earnings, as reported	$61	$58	$123	$122
Adjustments:
Legal reserve charge	—	—	9	—
Supply agreement termination fee	—	(9)	—	(9)
Wholesale operating earnings, as adjusted	61	49	132	113
Wholesale depreciation and amortization	19	12	37	28
LIFO charge	2	—	3	1
Wholesale adjusted EBITDA(1)	$82	$61	$172	$142

Retail operating loss, as reported	$(58)	$(12)	$(62)	$(4)
Adjustments:
Asset impairment charge	42	—	42	—
Store closure charges and costs	—	4	(1)	4
Severance costs	—	—	1	—
Retail operating loss, as adjusted	(16)	(8)	(20)	—
Retail depreciation and amortization	31	33	71	79
LIFO charge	(1)	—	—	1
Equity in earnings of unconsolidated affiliates	—	1	2	2
Net earnings attributable to noncontrolling interests	—	(1)	(1)	(2)
Retail adjusted EBITDA(1)	$14	$25	$52	$80

Corporate operating (loss) earnings, as reported	$(10)	$12	$(1)	$29
Adjustments:
Merger and integration costs	23	—	27	—
Severance costs	—	—	2	(1)
Gain on sale of property	—	—	(2)	—
Sales and use tax refund	—	—	—	(2)
Corporate operating earnings, as adjusted	13	12	26	26
Corporate depreciation and amortization	2	2	4	4
Corporate adjusted EBITDA(1)	$15	$14	$30	$30
Total adjusted EBITDA(1)	$111	$100	$254	$252
Pro forma adjustments:
Net sales(2)	—	9	—	24
Cost of sales(3)	—	(2)	—	(8)
Total Pro forma adjustments	—	7	—	16
Pro Forma Adjusted EBITDA	$111	$107	$254	$268

(1)
Supervalu's measure of adjusted EBITDA includes Supervalu's segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge, equity earnings of unconsolidated affiliates and certain adjustment items as determined by management, and less net earnings attributable to noncontrolling interests.

(2)
This adjustment reflects (1) the fees that Supervalu expects to recognize in connection with performing services for Save-A-Lot under the Services Agreement and (2) Wholesale distribution sales to Save-A-Lot pursuant to a customer agreement between Supervalu and Save-A-Lot that had historically been intercompany sales. Actual Services Agreement fees are subject to adjustments pursuant to the terms of the Services Agreement including for changes in service levels. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

(3)
This adjustment reflects the Cost of sales related to Wholesale’s distribution to Save-A-Lot, which was previously eliminated on an intercompany basis. No adjustment for expenses related to the Services Agreement has been included within Cost of sales because the shared service center costs incurred to support back office functions related to the Services Agreement represent administrative overhead costs that have been included within Selling and administrative expenses within Supervalu’s historical consolidated financial statements. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

Fiscal 2018 Outlook
The following table reconciles Supervalu’s outlook for full year fiscal 2018 Adjusted EBITDA to Net earnings from continuing operations, the most comparable GAAP measure. This outlook includes results from Supervalu’s acquisition of Unified Grocers, Inc. that closed on June 23, 2017. Additional adjustments not related to our on-going business performance may also arise during fiscal 2018.

RECONCILIATION OF PROJECTED NET EARNINGS FROM CONTINUING OPERATIONS TO PROJECTED ADJUSTED EBITDA

Table 7
	For the Fiscal Year Ending February 24, 2018 (52 weeks)
(In millions)	Projected Low End Amount	Projected High End Amount
Results of operations, as projected
Net earnings from continuing operations	$31	$50
Income tax provision	16	27
Equity in earnings of unconsolidated affiliates	(4)	(4)
Interest expense, net	134	134
Total operating earnings	$177	$207
Add Equity in earnings of unconsolidated affiliates	4	4
Less net earnings attributable to noncontrolling interests	(3)	(3)
Depreciation and amortization	202	202
LIFO charge	5	5
Asset impairment charge	42	42
Merger and integration costs	39	29
Legal reserve charge	9	9
Severance costs	3	3
Gain on store closure	(1)	(1)
Gain on sale of property	(2)	(2)
Adjusted EBITDA	$475	$495
Management is providing an outlook for fiscal 2018 Adjusted EBITDA, which is a non-GAAP financial measure, because management believes Adjusted EBITDA is an important measure of business performance that provide investors with useful supplemental information. Supervalu utilizes non-GAAP measures to analyze underlying core business trends to understand operating performance and as a compensation performance measure.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com